Exhibit 99.1

LOS ANGELES SINGAPORE KUALA LUMPUR INDONESIA BANGKOK SUZHOU TIANJIN CHONGQING

Company Contact: Investor Contact: A. Charles Wilson Berkman Associates Chairman (310) 927-3108 (818) 787-7000 info@BerkmanAssociates.com

Trio-Tech First Quarter Net Earnings
Per Diluted Share Increased to $0.07 versus $0.02

Van Nuys, CA -- November 13, 2019 – Trio-Tech International (NYSE MKT: TRT) announced today that net income for the first quarter of fiscal 2020 more than quadrupled to $273,000, or $0.07 per diluted share, compared to $65,000, or $0.02 per diluted share, for the first quarter of fiscal 2019.

Total revenue for the three months ended September 30, 2019 decreased 2% to $9,823,000 compared to revenue of $10,045,000 for the first quarter of fiscal 2019. Manufacturing revenue decreased 9% to $3,317,000 from $3,637,000 last year, primarily related to a decline in orders at Trio-Tech’s Singapore operations. Semiconductor testing services revenue decreased 1% to $4,390,000 compared to $4,437,000 last year, reflecting lower orders in Malaysia and China. Distribution revenue increased 8% to $2,099,000 compared to $1,944,000 in the first quarter last year, driven by an increase in orders from customers in Singapore.

Gross margin improved for all three of our major business segments for the first quarter of fiscal 2020 compared to the first quarter of fiscal 2019, increasing 7% to $2,252,000, or 23% of sales, compared to $2,101,000, or 21% of sales in the same quarter last year. As a percent of sales, an improved product mix raised manufacturing and distribution gross margin to 23%, from 21% and to 14% from 13%, respectively, while cost reductions contributed to an increase in testing services gross margin to 27% from 24% a year ago.

Operating expenses for the first quarter of fiscal 2020 increased 3% to $2,030,000, or 21% of sales, compared to $1,978,000, or 20% of sales, for the first quarter of fiscal 2019.

Operating income increased 80% to $222,000, or 2% of revenue, compared to $123,000, or 1% of revenue, in the same quarter last year.

Shareholders' equity at September 30, 2019 was $24,569,000, or $6.69 per outstanding share, compared to $24,861,000, or $6.77 per outstanding share, at June 30, 2019. There were approximately 3,673,055 common shares outstanding at September 30, 2019 and June 30, 2019.

CEO Comments
S.W. Yong, Trio-Tech's CEO, said, "By aggressively managing costs and implementing programs to improve operating efficiency, we achieved higher margins and increased profitability in the first quarter of fiscal 2020 despite the slight decline in revenue. A favorable product mix in our manufacturing and distribution operations also contributed to our bottom-line performance. Although our customers are likely to continue to be affected by uncertainty associated with ongoing trade disputes, we believe that the semiconductor industry remains robust with new products and technologies for communications, defense, automotive and a host of other applications that create many exciting opportunities for Trio-Tech’s long-term growth.”

Trio-Tech First Quarter Net Earnings Per Diluted Share Increased to $0.07 versus $0.02
November 13, 2019
Page Two

About Trio-Tech
Established in 1958 and headquartered in Van Nuys, California, Trio-Tech International is a diversified business group with interests in semiconductor testing services, manufacturing and distribution of semiconductor testing equipment, and real estate. Further information about Trio-Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com, www.universalfareast.com, and www.ttsolar.com.

Forward Looking Statements
This press release contains statements that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company. In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward looking statements made by or on behalf of the Company: market acceptance of Company products and services; changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company's products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company's products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; trade tension between U.S. and China; and other economic, financial and regulatory factors beyond the Company's control. Other than statements of historical fact, all statements made in this Quarterly Report are forward looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward looking statements by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," "believes," "can impact," "continue," or the negative thereof or other comparable terminology. Forward looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.

(tables attached)

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended
	September 30,
Revenue	2019	2018

Manufacturing	$3,317	$3,637
Testing services	4,390	4,437
Distribution	2,099	1,944
Real estate	17	27

	9,823	10,045
Cost of Sales
Cost of manufactured products sold	2,555	2,857
Cost of testing services rendered	3,191	3,383
Cost of distribution	1,807	1,686
Cost of real estate	18	18

	7,571	7,944

Gross Margin	2,252	2,101

Operating Expenses:
General and administrative	1,788	1,759
Selling	190	147
Research and development	76	72
Gain on disposal of property, plant and equipment	(24)	--

Total operating expenses	2,030	1,978

Income from Operations	222	123

Other Income (Expenses)
Interest expenses	(68)	(78)
Other income, net	110	43

Total other income (expenses)	42	(35)

Income from Continuing Operations before Income Taxes	264	88
Income Tax Expense	--	(74)

Income from Continuing Operations before Non-controlling Interest, net of tax	264	14

Loss from discontinued operations, net of tax	(1)	(8)

NET INCOME	263	6

Less: Net loss attributable to the non-controlling interest	(10)	(59)

Net Income attributable to Trio-Tech International	273	$65

Net Income Attributable to Trio-Tech International:
Income from continuing operations, net of tax	274	69
Loss from discontinued operations, net of tax	(1)	(4)

Net Income Attributable to Trio-Tech International	$273	$65

Earnings per share
Basic earnings per share	$0.07	$0.02

Diluted earnings per share	$0.07	$0.02

Weighted Average Shares Outstanding - Basic	3,673	3,608
Weighted Average Shares Outstanding - Diluted	3,690	3,732

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended
	September 30,
	2019	2018

Comprehensive Income (Loss) Attributable to Trio-Tech International:

Net income	$263	$6
Foreign currency translation, net of tax	(563)	(539)

Comprehensive Loss	(300)	(533)

Less: comprehensive income (loss) attributable to non-controlling interests	9	(135)

Comprehensive Loss Attributable to Trio-Tech International	$(309)	$(398)

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	Sep. 30,	Jun. 30,
	2019	2019
ASSETS	(unaudited)	(audited)

CURRENT ASSETS:
Cash and cash equivalents	$3,710	$4,863
Short-term deposits	5,222	4,144
Trade accounts receivable, net	7,520	7,113
Other receivables	756	817
Inventories, net	1,688	2,427
Prepaid expenses and other current assets	346	287
Assets held for sale	88	89

Total current assets	19,330	19,740

Deferred tax assets	383	390
Investment properties, net	736	782
Property, plant and equipment, net	11,787	12,159
Operating lease right-of-use assets	614	--
Other assets	1,594	1,750
Restricted term deposits	1,674	1,706

Total non-current assets	16,788	16,787

TOTAL ASSETS	$36,118	$36,527

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Lines of credit	$--	$187
Accounts payable	3,170	3,272
Accrued expenses	3,374	3,486
Income taxes payable	333	417
Current portion of bank loans payable	360	488
Current portion of finance leases	206	283
Current portion of operating leases	362	--

Total current liabilities	7,805	8,133

Bank loans payable, net of current portion	2,259	2,292
Finance leases, net of current portion	479	442
Operating leases, net of current portion	219	--
Deferred tax liabilities	321	327
Income taxes payable	430	439
Other non-current liabilities	36	33

Total non-current liabilities	3,744	3,533

TOTAL LIABILITIES	11,549	11,666

EQUITY

TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized; 3,673,055
shares issued and outstanding at September 30, 2019 and June 30, 2019	11.424	11,424
Paid-in capital	3,313	3,305
Accumulated retained earnings	7,343	7,070
Accumulated other comprehensive gain-translation adjustments	1,285	1,867

Total Trio-Tech International shareholders' equity	23,365	23,666

Non-controlling interest	1,204	1,195

TOTAL EQUITY	24,569	24,861

TOTAL LIABILITIES AND EQUITY	$36,118	$36,527